UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2013

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02 000-23108 033-54804	51-0020270
(State of Organization)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware		19720
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements

Amendment to Class A(2008-C) Terms Document. On August 30, 2013, Discover Card Execution Note Trust (the “Note Issuance Trust”), as Issuer, and U.S. Bank National Association, as Indenture Trustee, entered into an amendment to the Class A(2008-C) Terms Document, dated as of August 28, 2008, as amended, to revise certain conditions to increase the outstanding principal amount of the Notes.

Item 8.01.	Other Events

Class A(2008-C) Notes. On August 30, 2013, the Note Issuance Trust, as Issuer of the DiscoverSeries Class A(2008-C) Notes (the “Notes”), Discover Bank, as Depositor, Beneficiary, and Calculation Agent for the Note Issuance Trust, and the committed purchaser and purchaser of the Notes and their agent agreed to (i) extend the existing termination date for the note purchase commitments to July 31, 2016; (ii) extend the existing liquidation commencement date of the Notes to August 1, 2016; (iii) extend the existing expected maturity date of the Notes to September 15, 2016; (iv) extend the existing expected principal payment date of the Notes to September 15, 2016; and (v) extend the existing legal maturity date of the Notes to March 15, 2019.

Item 9.01	Exhibits

Exhibit No.	Description	Page

Exhibit 4.1	Third Amendment to Class A(2008-C) Terms Document, dated as of August 30, 2013, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank
(as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

	By:	/s/ Michael F. Rickert
Date: August 30, 2013		Name: Michael F. Rickert
Title: Vice President, Chief Financial Officer and Assistant
Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

Exhibit 4.1	Third Amendment to Class A(2008-C) Terms Document, dated as of August 30, 2013, between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee